Exhibit 10.41
AGREEMENT FOR ANTIBODY DISCOVERY AND DEVELOPMENT
This is an Agreement between Omeros Corporation (“Omeros”), a Washington corporation having an address at 1420 Fifth Avenue, Suite 2600, Seattle, Washington 98101, and Affitech AS (“Affitech”), having an address at Oslo Research Park, Gaustadalléen 21, N-0349 Oslo, Norway, and is effective as of July 25, 2008 (the “Effective Date”). Omeros and Affitech may be referred to herein each as a “Party” or together as the “Parties”.
Omeros’ business includes the research and development of pharmaceuticals and biological therapeutic products. Affitech is in the business of the discovery of human recombinant antibodies. Omeros wishes to access Affitech’s expertise to isolate and optimize antibodies to human MASP-2 that block its ability to mediate lectin pathway activation, which Omeros will further develop and commercialize, as further described below, and Affitech wishes to provide such expertise to Omeros.
Therefore, for the above and other consideration, Omeros and Affitech hereby agree as follows:
1	Key Definitions

1.1	“Active Agent” shall mean a biological or pharmaceutical agent that provides a desired therapeutic effect when administered in a biological or pharmaceutical drug product, and does not include carriers, binders, fillers, solubilizers, stabilizers, buffers, acidifying agents or other excipients that do not exert therapeutic effect.

1.2	“Affitech-Originated MASP-2 Antibody” shall mean any MASP-2 antibody or antibody fragment that specifically binds to MASP-2 polypeptides or portions thereof, including, without limitation, any single chain variable fragment (“scFv”), that was isolated and/or developed for and delivered to Omeros by Affitech under this Agreement or that is derived from an MASP-2 antibody or antibody fragment that was isolated and/or developed for and delivered to Omeros by Affitech under this Agreement.

1.3	[†].

1.4	“Combination Product” shall mean any MASP-2 Therapeutic containing both an Affitech-Originated MASP-2 Antibody and one or more additional Active Agent(s) that do not constitute an Affitech-Originated MASP-2 Antibody.

1.5	“FDA” shall mean the US Food and Drug Administration.

1.6	“ICD Category Indications” shall mean therapeutic indications that are classified differently at the second digit level in the tabular index of the International Classification of Diseases and Related Health Problems, ninth edition, e.g., indications falling within ICD 340 and ICD 350, respectively, would be considered different ICD Category Indications while indications falling within ICD 340 and ICD 349, respectively, would be considered the same ICD Category Indications.

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1.7	“IND” shall mean an Investigational New Drug Application, if submitted to FDA, or corresponding application to permit the commencement of clinical trials for the evaluation of a pharmaceutical or biological therapeutic if submitted to another Regulatory Agency.

1.8	“Intellectual Property Rights” shall mean all inventions, ideas, discoveries, issued, reissued or reexamined patents, pending and future patent applications, continuation and continuation-in-part patent applications, divisional patent applications, utility models, inventor’s certificates, trade secrets and know-how.

1.9	“MASP-2” shall refer to human mannan binding lectin-associated serine protease 2.

1.10	“MASP-2 Antibody Patents” shall mean all patent applications and patents owned by Omeros that claim Affitech-Originated MASP-2 Antibodies, MASP-2 Therapeutic compositions, or methods of manufacturing, formulating or packaging Affitech-Originated MASP-2 Antibodies or MASP-2 Therapeutic compositions. For the avoidance of doubt, the term “manufacturing” or “method of manufacturing” in this Agreement does not include screening of libraries or affinity maturation of antibodies.

1.11	“MASP-2 Therapeutic” shall mean a biological therapeutic that contains an Affitech-Originated MASP-2 Antibody that is manufactured, offered for sale, sold or used by Omeros or by a licensee of Omeros.

1.12	“Net Sales” shall refer to (a) the gross total of the monetary amounts invoiced and collected by Omeros or, if Omeros has licensed manufacturing and distribution rights to a licensee, by Omeros’ licensee, for the initial sale or distribution of MASP-2 Therapeutics, but excluding any amounts invoiced or collected by parties other than Omeros or Omeros’ licensee for subsequent sales or distribution provided no part of such amounts invoiced or collected by such parties is directly or indirectly paid to Omeros or Omeros’ licensee, less (b) the sum of the following actual and customary deductions where applicable: cash, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes, and any other governmental taxes imposed on particular sales; transportation charges and allowances; sales commissions to third parties (but excluding sales commissions to Omeros’ employees); wholesale charge backs; distributor fees; Medicare/Medicaid rebates; customer rebates; refunds for recalls; and allowances or credits to customers because of rejections or returns, provided such deductions are documented. [†]. For purposes of this paragraph, the acquisition of MASP-2 Therapeutics from Omeros as part of an acquisition or other transfer or conveyance of all or a substantial part of the assets of Omeros’ business to which this Agreement pertains, or as part of a merger, acquisition, reorganization or other change of control of Omeros, shall not be considered a sale or distribution of MASP-2 Therapeutics.

1.13	“Overall Objective” shall mean the isolation and optimization of an Affitech-Originated MASP-2 Antibody that is suitable for advancement by Omeros through preclinical and clinical development and ultimate manufacture, commercialization, distribution and sale in the form of one or more MASP-2 Therapeutics.

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1.14	[†].

1.15	“Patented MASP-2 Therapeutics” shall mean MASP-2 Therapeutics manufactured, sold, offered for sale or used in (a) a country or territory in which such MASP-2 Therapeutics would read upon a claim of an issued patent, that has not been declared invalid or unenforceable by a patent office or court of common jurisdiction after appeal to a court or tribunal of appeal (e.g., the Federal Circuit in the U.S.) or a claim of a pending patent application included within the MASP-2 Antibody Patents in such country or territory [†].

1.16	“Regulatory Agency” shall mean FDA or corresponding foreign national or international agency that regulates and approves the clinical testing, marketing and sale of pharmaceuticals and biological therapeutics.

1.17	[†].

2	Services and Deliverables

2.1	[†]. Affitech shall provide Omeros the following services (“Services”) and deliverables (“Deliverables”), as more fully specified and described in the initial research plan (the “Initial Research Plan”) attached to this agreement as Exhibit A:

a) Affitech shall conduct the initial testing of [†] that meet all of the requirements therefore specified in the Initial Research Plan (“First-Generation Candidates”), [†], as further described in Exhibit A. [†].

b) Upon written request by Omeros in writing, Affitech shall initiate [†], as further described in Exhibit A. [†]. If requested by Omeros in writing, Affitech will supply [†].

2.2	[†]. If requested by Omeros in writing, Affitech shall [†] that may be mutually agreed in writing between the parties, and produce and deliver to Omeros [†].

2.3	Additional Services and Deliverables. In addition to the Services and Deliverables described in the Initial Research Plan, Affitech and Omeros may mutually agree that additional Services not envisioned by the Initial Research Plan will be provided under this Agreement, which shall be specified, including additional Deliverables and fee compensation payable, in one or more additional research plan(s) (each an “Additional Research Plan”).

2.4	Joint Advisory Committee. Affitech and Omeros shall each designate a scientific point of contact, who shall communicate with each other regularly by e-mail, phone and/or in person, at least as frequently as requested by either Party, regarding the progress of the Services and Deliverables during any periods of time in which there are any uncompleted Services or undelivered Deliverables under the Initial Research Plan and any Additional Research Plan(s). For Omeros, the initial scientific point of contact shall be [†]. For Affitech, the initial scientific point of contact shall be [†]. [†] on another mutually agreed schedule during any periods of time in which there are any uncompleted Services or undelivered Deliverables under the Initial Research Plan and any Additional Research

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Plan(s), to discuss the progress of the Services and Deliverables and to determine the optimal technical approach and steps to be taken to meet Milestones I and II and to achieve the Overall Objective. The JAC shall be formed within [†] from the Effective Date and remain active until (i) completion of the Initial Research Plan and any Additional Research Plan(s)or (ii) termination of the Agreement, whatever event occurs first.

2.5	Best Efforts. Affitech shall [†] complete all Services, to deliver all Deliverables and meet all Milestones set forth in the Initial Research Plan and any Additional Research Plan(s) [†], and to achieve the Overall Objective, and [†] that all Services are carried out and Deliverables generated and developed [†]; provided, however, that any delays or interruptions in Affitech’s’ activities or efforts due to availability of compounds, materials or necessary processes shall not be deemed to be a failure of Affitech to exert Best Efforts under this Section 2.5.

2.6	[†].

2.7	Compliance with Laws. Affitech shall comply with all applicable international, national, county and local laws, rules and regulations in providing the Services. Affitech shall promptly notify Omeros if any regulatory agency takes action against Affitech for any defect or deficiency, during the Research Term (as defined in Section 8.1 herein below) of this Agreement, [†].

2.8	Transfer of Antibodies. During the Research Term or upon completion of the Research Term or any termination of this Agreement by Omeros [†].

2.9	Development and Commercialization of Antibodies. Following receipt of one or more Final Candidate(s) from Affitech, Omeros shall [†] develop a Final Candidate for use in preclinical and clinical investigation and subsequent commercialization of an Affitech-Originated MASP-2 Antibody; provided, however, that: (a) any delays or interruptions in Omeros’ activities or efforts due to any regulatory processes, availability of compounds, materials or necessary processes, the procurement of or disputes related to Intellectual Property Rights or licenses, or funding and resource constraints; or (b) any delays or interruptions of less than [†], shall not be deemed to be a failure of Omeros [†] under this Section 2.9.

3	Payments and Royalties

3.1	Payment Terms. As full and complete consideration for the Services and Deliverables under the Initial Research Plan, all licenses, intellectual property and other rights conveyed, and all obligations undertaken in accordance with this Agreement for the Initial Research Plan, Omeros shall pay Affitech the amounts set forth in this Section 3 [†]. Affitech shall invoice Omeros for each of the payments as it becomes due and payable, and Omeros shall make payments for fees due and payable on a [†] from receipt of invoice basis.

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a) Technology Access Fee. Omeros shall pay Affitech a fee of [†] (the “Technology Access Fee”) upon execution of this Agreement for access rights during the Agreement Term, solely for the purpose of making, using (including, without limitation, research, development and commercialization) and selling [†] (as such terms are defined in Subsections 7.1 and 7.2(a) below, respectively) and the license provided in Subsection 7.3 below to permit Omeros to use, develop, commercialize, sell and distribute the Deliverables provided to Omeros under the Initial Research Plan and any Additional Research Plan(s). The Technology Access Fee shall be payable by Omeros [†] under the Initial Research Plan.

b) [†]. (i) Following completion of [†] Milestone I under the Initial Research Plan, [†], Omeros shall pay Affitech a Milestone I fee of [†] (the “Milestone I Fee”). [†].

(ii) After payment of the Milestone I Fee, [†]. Following completion of the [†] Milestone I criteria set forth in the Initial Research Plan, Omeros shall pay Affitech a fee of [†].

(iii) The Milestone I Fee, if the Milestone I Fee becomes due as provided for above in this Section 3.1, shall be payable by Omeros [†] under the Initial Research Plan. The [†], shall be payable by Omeros [†] under the Initial Research Plan.

c) [†]. Omeros shall pay Affitech a fee of [†] (the “Milestone II Fee”) upon [†] Affitech has completed Milestone II under the Initial Research Plan, [†].

If one or more of the Milestone II criteria under the Initial Research Plan are [†].

The Milestone II Fee, if the Milestone II Fee becomes due as provided for above in this Section 3.1, shall be payable by Omeros [†] under the Initial Research Plan.

d) [†]. If Omeros elects in writing, [†], to have Affitech [†], Omeros shall pay Affitech on invoice upon receipt [†] of the [†] in conformity with Exhibit A, as set forth in the following price schedule. [†], Omeros shall complete reasonable third party Intellectual Property Rights diligence related to such [†] and shall secure for Affitech, or for Omeros with a right to sublicense to Affitech, any third party license(s) that may be required for Affitech to complete the Services and produce the Deliverables that are specific to such [†].

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[†]	Price

[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]
Upon Omeros’ written request to Affitech to provide [†].
e) Additional Services and Deliverables. Fees for any additional Services and Deliverables not envisioned by the Initial Research Plan shall be as set forth in any Additional Research Plan(s) and shall be determined on a per project basis.
f) Development Milestone Payments. Omeros shall pay Affitech the following [†] development milestone payments (each a “Development Milestone Payment”) on invoice upon completion of the associated development activity (each a “Development Milestone”) by Omeros or by a licensee of Omeros. Omeros shall provide Affitech written notice of the completion of each Development Milestone by Omeros or Omeros’ licensee within [†] of such Development Milestone completion.

Development Milestone	Development Milestone Payment
[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]
g) Royalties. Omeros shall pay Affitech a royalty as a percentage of Net Sales (the “Sales Royalty”). [†], the Sales Royalty shall be [†] on Net Sales of [†] on Net Sales of [†]. [†] shall be [†] on Net Sales of [†] on Net Sales of [†]. Sales Royalties shall be paid on a [†] within [†] following the end of each [†] for Net Sales realized during such [†].
3.2	Invoices. Affitech shall submit invoices to Omeros for payments, other than Sales Royalties that have become due. The terms of payment are [†] after Omeros’ receipt of

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Affitech’s invoice, or in the event that any invoice is disputed in good faith, [†] after mutual agreement or other resolution is reached on the disputed invoice or receipt of a corrected invoice. Invoices shall reference this Agreement and the relevant the Initial Research Plan or Additional Research Plan (as applicable) and specify the milestone payment or other fee that is being invoiced. Payment for Sales Royalties shall be made by Omeros concurrent with delivery of the Net Sales reports specified in Subsection 4.1(a) herein below.

Invoices shall be sent to Omeros by mail addressed to the following or subsequently updated address:
Accounts Payable
Omeros Corporation
1420 Fifth Avenue, Suite 2600
Seattle, WA 98101
Affitech shall provide and keep Omeros updated on invoice payment instructions, including wire transfer information or the payee and address for checks.

3.3	Obligation to Pay Taxes. Payments under this Agreement shall be made in full in the agreed amounts without deduction for taxes of any kind whatsoever. [†].

4	Reports; Records; Audits; Inspections

4.1	Reports and Record Maintenance.

a) By Omeros. Following the initial approval by a Regulatory Agency for the sale by Omeros or a licensee of Omeros of a MASP-2 Therapeutic, Omeros shall provide Affitech with a Net Sales report on a [†] setting forth the quantity of sales of MASP-2 Therapeutics, the gross monetary amounts invoiced and collected by either Omeros or by a licensee of Omeros for the initial distribution or sale of MASP-2 Therapeutics, and the total of all deductions provided for in Subsection 1.9 herein above during such [†], within [†] following the end of each [†] for Net Sales realized during such [†].

b) By Affitech. Within [†] of completion of each milestone, Affitech will provide [†], relating to the achievement of the particular milestone. Within [†] of delivery to Omeros of any Final Candidate(s), [†], Affitech shall provide to Omeros [†]. [†] after completion of the Initial Research Plan and any Additional Research Plan(s) and thereafter, it will be the responsibility of Omeros to maintain such Records and Materials. [†]. At any time during which Affitech is [†] maintain such Records and Materials, if Omeros requests receipt of all or any portion of Affitech’s copy of the Records and Materials, including upon termination of the Agreement [†], Affitech shall send such Records and Materials to Omeros at Omeros’ reasonable expense.

4.2	Audit of Omeros Books. Affitech shall have the right to employ a certified public accountant to review and reconcile the directly relevant accounting records and procedures of Omeros solely as they relate to the determination of Sales Royalties, during reasonable business hours and no more than [†] a year, and Omeros agrees to make available at

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Omeros’ place of business all such directly relevant accounting records for that purpose within [†] of written request by Affitech. The cost of such review shall be borne by Affitech, unless it is found that Omeros under-paid [†] Sales Royalty for any [†] by an amount of [†] or greater [†] during the term of this Agreement, in which case the cost of such review shall be borne by Omeros.

4.3	Visits, Audits and Inspections. Omeros’ representatives may visit Affitech’s facilities at reasonable times and with reasonable frequency during normal business hours to observe the progress of the Services and Deliverables, within [†] of written request. Affitech shall assist Omeros in scheduling and implementing such visits. During the visits, Omeros representatives may examine all Records and Materials, facilities and equipment that pertain to the Services and Deliverables, and any other relevant resources pertaining to the Initial Research Plan and any Additional Research Plan(s), as well as any other audit reports prepared by or on behalf of Affitech with respect to quality audits of such relevant resources. Omeros’ costs of such visit shall be borne by Omeros. If Affitech receives a request from any Regulatory Agency to inspect any portion of Affitech’s facilities related to the performance of the Services and Deliverables, Affitech shall notify Omeros in advance and provide Omeros an opportunity, at Omeros’ effort and expense, to participate in such inspection, [†].

5	Samples

5.1	Use of Samples. Omeros shall transfer to Affitech the sufficient or requested quantities of proteins, reagents and/or other materials involved in the Services as specified in the Initial Research Plan and any Additional Research Plan(s) (“Omeros Samples”). Omeros shall provide all pertinent information known to Omeros regarding the Omeros Samples to the extent necessary for carrying out the Initial Research Plan and any Additional Research Plan(s). Affitech shall be responsible for [†]. Affitech shall not use or analyze any Omeros Samples provided by Omeros under this Agreement except as necessary to carry out the Initial Research Plan or any Additional Research Plan(s) and shall not administer [†]. After completion of the Services, Affitech shall either return the Omeros Samples to Omeros or dispose of the Omeros Samples, upon written request by Omeros and at Omeros’ risk and expense. Affitech [†] of all Omeros Samples or other compounds or materials used in the performance of the Services and shall [†] of the Omeros Samples after delivery to Affitech.

5.2	Ownership of Samples. The Omeros Samples are and shall remain the sole property of Omeros and nothing in this Agreement shall be construed as granting to Affitech, by implication or otherwise, any right or license with respect to the Omeros Samples, or any patent or other intellectual property rights with respect to the Omeros Samples, except as required to complete the Services and generate the Deliverables, and Affitech shall not file applications or otherwise seek any proprietary rights in respect of the Omeros Samples or any Confidential Information (as that term is defined below in Subsection 6.1) that Omeros provides under this Agreement.

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6	Confidentiality and Non-use

6.1	As used in this Agreement, “Confidential Information” shall mean any Omeros Samples, other materials, data, research, development, manufacturing, marketing, financial, personnel, sales, business, and other non-public, proprietary or technical information provided by a disclosing Party (the “Disclosing Party”) to a receiving Party (the “Recipient”), including, without limitation, all Deliverables, Records and Materials (which shall be considered Omeros’ Confidential Information even if generated or provided by Affitech), except any portion of such information that the Recipient establishes:

a) is or becomes generally available to the public or within the industry to which such information relates, other than as a result of a breach of this Agreement; or

b) is known by Recipient at the time of receipt of the Disclosing Party’s information, as evidenced by Recipient’s contemporaneous written records; or

c) is provided to Recipient on a non-confidential basis by a third party who has the legal right to make such disclosure; or

d) was or is independently developed by or for Recipient without access to or use of the information of the Disclosing Party, as evidenced by Recipient’s contemporaneous written records.

6.2	Obligations of Confidentiality and Non-use. Each Party agrees that the Disclosing Party has and shall retain sole and exclusive rights of ownership of all Confidential Information disclosed or owned by such Party. Each Recipient agrees that during the Agreement Term and for [†] thereafter it will not use any Confidential Information of the Disclosing Party except for the purposes of performing under this Agreement, unless otherwise agreed by the Parties in writing. Each Recipient agrees not to disclose any Confidential Information of the Disclosing Party to others (except to Recipient’s employees, consultants, professional advisors, agents and Affiliates who reasonably require disclosure of such Confidential Information to achieve the purposes of this Agreement and who are bound to the Recipient by like obligations as to confidentiality and non-use no less stringent than those set forth herein) during the Agreement Term and for [†] thereafter without the prior written consent of the Disclosing Party. Affitech agrees that with respect to the Records and Materials, which are included in Omeros’ Confidential Information, these obligations of non-use and confidentiality shall subsist beyond [†] after the termination of this Agreement. Each Party agrees to maintain and follow reasonable procedures to prevent unauthorized disclosure or use of the other Party’s Confidential Information and to prevent it from becoming disclosed or being accessed by unauthorized persons. Each Party agrees that it may disclose to authorized persons only such Confidential Information of the Disclosing Party as is necessary for each such authorized person to perform his/her responsibilities under this Agreement. Recipient shall advise the Disclosing Party of any disclosure, loss, or use of Confidential Information of the Disclosing Party in violation of this Agreement as soon as practicable. Each Party agrees to return or destroy the Confidential Information of the other Party, whether in written, graphic, electronic or other

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tangible form, upon written request, provided, however, that legal counsel for each Party may retain an archival copy of Confidential Information solely for purposes of ensuring compliance with this Agreement.

6.3	Disclosure of this Agreement. The terms of this Agreement shall be considered each Party’s Confidential Information, and accordingly except for disclosures expressly permitted under this Agreement, neither Party may release any information to any third party regarding the terms of this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, the terms of this Agreement may be disclosed by Omeros or by Affitech to their respective existing or potential investors, acquirers, merger partners, commercial partners, shareholders, directors, officers and professional advisors as long as such individuals or entities are subject to similar conditions of confidentiality.

6.4	Permitted Disclosures. Notwithstanding anything to the contrary, a Party may disclose Confidential Information of the other Party, including, without limitation, the terms of this Agreement, to the extent such disclosure is reasonably necessary: (a) to secure patent protection for an Intellectual Property Right developed pursuant to this Agreement consistent with the ownership provisions set forth in Section 7; (b) to comply with applicable laws or regulations, the requirements of any Regulatory Agency or other regulatory or governmental authority, including, without limitation, FDA, the US Securities and Exchange Commission, the Federal Trade Commission and/or the Department of Justice, or judicial order from a court of competent jurisdiction; or (c) as necessary for Omeros to conduct pre-clinical studies, clinical trials, achieve the Overall Objective or to seek regulatory approval to market MASP-2 Therapeutics. Prior to making any such permitted disclosures, however, the Recipient shall give reasonable advance notice to the Disclosing Party with as much detail as possible in relation to the disclosure. Each Party agrees that it shall cooperate fully and in a timely manner with the other Party with respect to all such permitted disclosures, including determining what information should be released and requests for confidential treatment of Confidential Information of either Party included in any such disclosure where possible; provided that in no event shall a Party be required to delay any filing or release unreasonably hereunder.

6.5	Remedies. Because of the unique nature of the Confidential Information, each Recipient acknowledges and agrees that the Disclosing Party may suffer irreparable injury if the Recipient fails to comply with the obligations set forth in this Section 6, and that monetary damages may be inadequate to compensate the Disclosing Party for such breach. Accordingly, each Recipient agrees that the Disclosing Party will, in addition to any other remedies available to it at law, in equity or otherwise, without the requirement to post a bond, be entitled to seek injunctive relief and/or specific performance to enforce the terms, or prevent or remedy the violation, of this Section 6. This provision shall not constitute a waiver by either Party of any rights to damages or other remedies which it may have pursuant to this Agreement or otherwise.

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7	Intellectual Property; Licenses and Protection

7.1	Pre-existing Intellectual Property. Except as expressly provided in this Section 7, neither Party shall, as a result of this Agreement, acquire any right, title, or interest in any Intellectual Property Rights that the other Party owned, licensed or controlled as of the Effective Date of, or that the other Party obtains ownership, license or control of separate and apart from the performance of, this Agreement (each Party’s “Pre-existing Intellectual Property”).

7.2	New Intellectual Property

a) Affitech shall own all right, title and interest in “New Affitech Intellectual Property”, which shall mean Intellectual Property Rights that Affitech develops, conceives, invents, reduces to practice or makes in the course of performance under this Agreement that is directed to subject matter of general applicability to the current business of Affitech or [†].

b) Omeros shall own all right, title, and interest in (a) the MASP-2 Antibody Patents, (b) all Intellectual Property Rights that either Party, solely or jointly with others, develops, conceives, invents, reduces to practice, improves, or makes in the course of performance under this Agreement that is specific to: MASP-2; any inhibitor of MASP-2; any MASP-2 antibody or antibody fragment that binds to MASP-2 polypeptides or portions thereof, including, without limitation, Affitech-Originated MASP-2 Antibodies; any pharmaceutical or biological therapeutic for the inhibition of MASP-2, including, without limitation, any MASP-2 Therapeutic; any methods or processes for manufacturing, formulating or packaging any MASP-2 antibody or antibody fragment that binds to MASP-2 polypeptides or portions thereof, including, without limitation, Affitech-Originated MASP-2 Antibodies; any methods or processes for manufacturing, formulating or packaging MASP-2 Therapeutics; and any method of treatment by inhibiting MASP-2, and (c) any and all other Intellectual Property Rights, excluding the New Affitech Intellectual Property (collectively, the “New Omeros Intellectual Property”). [†] of the New Omeros Intellectual Property, and any documents required to apply for, maintain and enforce any patents or other rights in the New Omeros Intellectual Property. Upon Omeros’ request and at Omeros’ reasonable expense, and [†] in the New Omeros Intellectual Property. Omeros shall use [†] to file and prosecute patent applications and maintain patents, where issued, which patent applications and patents include claim(s) that read on the Affitech-Originated MASP-2 Antibodies and/or MASP-2 Therapeutics in: a) countries or territories that are [†], and in b) other countries or territories that Omeros may, in the exercise of its reasonable judgment and discretion, consider to represent [†] for such [†], taking into additional consideration [†] prior to filing of such applications or to prosecuted such patent applications or maintain such patents, if issued, in a country or territory in which there is a [†].

c) Upon termination of this Agreement, Affitech shall not use or have used the Omeros Samples in the production of such MASP-2 antibodies and such MASP-2 antibodies shall not include [†] delivered to Omeros under this Agreement. [†].

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7.3	[†].

7.4	[†]

7.5	[†]

8	Term and Termination

8.1	Research Term. The research term of this Agreement during which Affitech is obligated to provide Services begins on the Effective Date and, unless this Agreement is earlier terminated as provided for below in this Section 8, will continue until Affitech’s completion of all Services and delivery of all Deliverables described in the Initial Research Plan and any Additional Research Plan(s) (the “Research Term”).

8.2	Royalty Term. The royalty term of this Agreement during which Omeros is obligated to pay Sales Royalties to the extent provided herein, unless this Agreement is earlier terminated as provided for below in this Section 8, begins on the date of the first commercial sale of a MASP Therapeutic and will continue until the point in time at which there are no patent application(s) in the process of being prepared for filing, no pending patent applications and no valid and enforceable claim included within any patent, utility model or inventor’s certificate within (i) the MASP-2 Antibody Patents, (ii) Affitech’s Pre-existing Intellectual Property that reads on any Affitech-Originated MASP-2 Antibody or any MASP-2 Therapeutic or (iii) the New Affitech Intellectual Property that reads on any Affitech-Originated MASP-2 Antibody or any MASP-2 Therapeutic (the “Royalty Term”). [†].

8.3	Agreement Term. This Agreement, unless terminated earlier as provided for below in this Section 8, begins on the Effective Date and continues in full force and effect until the end of both the Research Term and the Royalty Term (the “Agreement Term”).

8.4	Survival. The provisions of Subsections and Sections 2.8, and Sections 5, 6, 7.1, 7.2, 8.6 and 9-14, and any payments and royalties due prior to termination to Affitech from Omeros under Section 3, shall survive the Agreement Term.

8.5	Termination for Cause or Futility. Either Party may terminate this Agreement at any time in the event that the other Party breaches any material obligation of this Agreement by first submitting written notice of breach to the breaching Party, which breach is not substantially cured within [†] of the receipt of such notice, followed by written notice of termination then being sent to the breaching Party. Additionally, [†]. Additionally, if despite Affitech’s [†] completion of the [†], Affitech is unable to identify even one suitable scFv format First Generation Candidate, Affitech shall have the right to terminate this agreement for futility due to exhaustion of its library.

8.6	Termination By Omeros Without Cause; Intellectual Property Reversion. Prior to Omeros’ payment of the Technology Access Fee, Omeros may terminate this Agreement without cause by providing Affitech [†] advance written notice to Affitech but shall remain

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obligated to pay the Technology Access Fee. Following payment of the Technology Access Fee but before Affitech’s delivery of [†], Omeros may terminate this Agreement without cause by providing Affitech [†] advance written notice to Affitech but shall remain obligated to pay the Milestone I Fee. Following payment of the Milestone I fee, upon request by Omeros for Affitech to undertake [†], Omeros may terminate this Agreement but shall remain obligated to pay [†]. After payment of the Milestone I Fee but prior to Omeros’ requesting Affitech to proceed with [†], Omeros may, without the payment of any additional fees other than for any completed [†], if applicable, terminate this Agreement without cause by providing Affitech [†] advance written notice to Affitech. Following Omeros’ request for Affitech to commence [†] under the Initial Research Plan but before Affitech’s delivery of [†], Omeros may terminate this Agreement without cause by providing Affitech [†] advance written notice to Affitech but shall remain obligated to pay the Milestone II Fee. After Omeros has requested Affitech to generate [†], Omeros may terminate this agreement, but shall remain obligated to pay [†] price for the particular amount requested as detailed in the table in Section 3.1(d). In addition, if Omeros terminates this Agreement under this Subsection 8.6 or under Subsection 8.5 other than due to breach by Affitech, but not if Omeros terminates this Agreement for cause under Subsection 8.5 due to breach by Affitech, neither Omeros nor Affitech shall use any of the Affitech-Originated MASP-2 Antibodies or Records and Materials generated under this Agreement to file or cause to be filed any patent applications claiming the Affitech-Originated MASP-2 Antibodies, MASP-2 Therapeutic compositions, or methods or processes for manufacturing, formulating or packaging Affitech-Originated MASP-2 Antibodies or MASP-2 Therapeutic compositions, and each party shall destroy all Omeros Samples (if held by Affitech), antibodies, antibody fragments, clones, expression constructs or other materials in its possession that were provided or generated under this Agreement.

9	Representations and Warranties

9.1	Authority. Each Party represents and warrants that it has full power and authority to execute, deliver and perform this Agreement, and that the terms of this Agreement do not conflict with any other contractual agreement or obligation to which it is a Party.

9.2	Intellectual Property. Affitech represents and warrants that:
a)	[†]

b)	[†]

c)	[†]
9.3	No Other Warranties. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY OF THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SAFETY, EFFICACY AND NONINFRINGEMENT REGARDING THE OMEROS SAMPLES, THE DELIVERABLES, THE AFFITECH-ORIGNATED MASP-2

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ANTIBODIES, THE MASP-2 THERAPEUTICS, METHODS OF DISCOVERING OR MANUFACTURING SAID ANTIBODIES OR THERAPEUTICS OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT.

10	Indemnification; Limitation of Liability

10.1	Indemnification. Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party, its affiliates, subsidiaries, officers, directors, employees, consultants, and agents (collectively the “Indemnitees”) from any and all liability, loss (including reasonable attorneys’ fees) or damage any of them may suffer as the result of claims, demands, costs or judgments against them by unaffiliated third parties (collectively “Claims”) that arise from the Indemnifying Party’s breach of any of its obligations, representations, covenants and warranties under this Agreement, or the Indemnifying Party’s negligent act or omission, willful misconduct or unlawful act, except and to the extent that such Claims result from the breach by any Indemnitee of any of the Indemnitees’ obligations, representations, covenants and warranties under this Agreement or any of the Indemnitees’ gross negligence, willful misconduct or unlawful act.

Omeros shall indemnify, defend and hold harmless Affitech, its affiliates, subsidiaries, officers, directors, employees, consultants, and agents from any and all Claims arising directly from infringement by Affitech of third party Intellectual Property Rights due solely to Affitech’s [†], which third party Intellectual Property Rights are specific to such [†] and excluding any Claims that would have arisen if Affitech had [†].

10.2	Procedure. In the event that any third party claim, action or suit is instituted against an Indemnitee in respect of which indemnity may be sought pursuant to Subsection 10.1, the Indemnitee will promptly notify the Indemnifying Party in writing (provided that the failure to give such notice promptly will not prejudice the rights of an Indemnitee, except to the extent that the failure to give such prompt notice materially adversely affects the ability of the Indemnifying Party to defend the claim, action or suit). Promptly after the Indemnitee gives such written notice, the Indemnifying Party and the Indemnitee shall meet to discuss how to respond to such claim, action or suit. The Indemnifying Party shall control the defense of such claim, action or suit. The Indemnitee shall cooperate with the Indemnifying Party in the defense of such claim, action or suit, at the expense of the Indemnifying Party. In any such proceeding, the Indemnitee shall also have the right to retain its own counsel at its own expense. The Indemnifying Party shall not be liable for damages with respect to a claim, action or suit settled or compromised by the Indemnitee without the Indemnifying Party’s prior written consent. No offer of settlement, settlement or compromise by the Indemnifying Party shall be binding on an Indemnitee without the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement fully releases the Indemnitee without any liability, loss, cost or obligation to such Indemnitee, provided, however, that the Indemnifying Party shall have no authority to take any action as part of any such defense or settlement that invalidates or otherwise compromises or renders unenforceable any of

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the Indemnitees’ Intellectual Property Rights without the Indemnitees’ express prior written consent.

10.3	Limitation of Liability. Without limitation of any Party’s obligations to indemnify third party Claims under Subsection 10.1, neither Party shall be liable for any indirect, consequential, exemplary or incidental damages arising under or in association with this Agreement, except for any such liability arising from fraud by the Party or from any breach of the Party’s obligations regarding Confidential Information or Intellectual Property Rights under this Agreement.

11	Insurance

Omeros shall procure and maintain during the Agreement Term and for a minimum period of [†] thereafter, product liability insurance in an amount not less than [†] in the annual aggregate and each of Affitech and Omeros shall procure and maintain during the Research Term and for a minimum period of [†] thereafter commercial general Liability including premises operations, blanket contractual liability, personal injury and advertising injury including fire legal liability for bodily injury and property damage in an amount not less than [†] (or monetary equivalent of each above sum based on prevailing currency exchange rates). Each Party shall include the other Party and its subsidiaries, affiliates, directors, officers, employees and agents as additional insureds with respect to the respective insurance coverages set forth above. Each Party shall make available to the other Party, at such other Party’s request, evidence of its maintenance of insurance in satisfaction of its obligations under this Section 11.

12	Use of Names

Except as may be required by law or regulation after first providing reasonable advance notice to the other Party, neither Party may use the other Party’s name in any promotional, advertising or other materials without the prior written consent of the other Party. Affitech hereby consents to Omeros’ disclosure of Affitech’s name in connection with the provision of the Services and the Deliverables under this Agreement to Omeros’ current and potential employees, consultants, directors, shareholders, investors and partners, and to any Regulatory Agency or other regulatory authority including, without limitation, FDA and the US Securities and Exchange Commission.

13	Notices

Any notice required or permitted to be given hereunder by either Party shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by an internationally recognized courier service guaranteeing next-day delivery, charges prepaid, or (d) delivered by facsimile (with the original promptly sent by any of the foregoing manners) to the address or facsimile number of the other Party set forth below, or at such other address as may from time to time be furnished by notice by either Party. The effective date of any notice hereunder shall be the date of receipt by the receiving Party.

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If to Omeros:	If to Affitech:

Omeros Corporation	Affitech AS
1420 Fifth Avenue	Oslo Research Park
Suite 2600	Gaustadalléen 21
Seattle, WA 98101	N-0349 Oslo
U.S.A.	Norway

Attention: CEO	Attention: CEO
And copy to: General Counsel

Fax: 206.676.5005	Fax: +47 22 95 83 58
Phone: 206.676.5000	Phone: +47 22 95 87 58

And a copy to:
Affitech USA, Inc.
2855 Mitchell Drive, Suite 106
Walnut Creek, CA 94598
USA
Attention: President

Fax: 925.465.7059
Phone: 925.465.7058
14	Miscellaneous

14.1	Integration. This Agreement including the Initial Research Plan and any Additional Research Plan(s), appendices and exhibits attached thereto or incorporated by reference therein constitutes the entire understanding of the Parties hereto regarding the subject matter of this Agreement, and no other representation, agreement, promise or undertaking altering, modifying, taking from or adding to the terms of this Agreement shall have any effect unless the same is reduced to writing and duly executed by the Parties hereto. In the event of any conflict between the main body of this Agreement and any attachments thereto or documents incorporated by reference therein, the provisions of the main body of this Agreement shall control.

14.2	No Waiver. Either Party’s failure to enforce any provision of this Agreement will not be considered a waiver of future enforcement of that or any other provision.

14.3	Governing Law. The laws of the state of California, United States, without regard to its conflict-of-laws provisions, shall govern this Agreement, its interpretation and its enforcement, and any disputes arising out of or related to this Agreement.

14.4	Arbitration. The Parties agree that, except as provided herein below, any claim or controversy arising out of or relating to this Agreement or breach thereof shall be settled by arbitration in the state of California, United States, in accordance with the commercial rules of

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the American Arbitration Association by a panel of three arbitrators, one selected by each Party and the third selected by the other two arbitrators. In any such arbitration proceeding, judgment upon the award rendered by the arbitrator shall be final and binding upon the Parties and may be entered by either Party in any court or forum of competent jurisdiction as provided herein below. Notwithstanding the foregoing, both Parties agree that any claims or controversies concerning the infringement, validity or enforceability of any Intellectual Property Rights, or the actual or threatened disclosure or misuse of any Confidential Information, may alternately be resolved by a civil action in the court of competent jurisdiction specified in Subsection 14.5 herein below, and both Parties further agree that each shall retain the right to seek injunctive relief in the court of competent jurisdiction specified in Subsection 14.5 herein below to prevent a breach, threatened breach or continuing breach of this Agreement that would cause irreparable injury, including, without limitation, breaches of confidentiality, infringement of Intellectual Property Rights or breach of Subsection 7.4 herein above [†].

14.5	Jurisdiction and Venue. Any civil action prosecuted or instituted by either Party as permitted herein above with respect to any matters arising out of or related to this Agreement shall be brought in either the United States District Court located in the state of California, United States (if federal subject matter jurisdiction therein lies) or the Superior Courts in the state of California, United States (only if there is no subject matter jurisdiction in federal court), and each Party hereby consents to the exclusive jurisdiction and venue of such courts for such purposes.

14.6	Attorney’s Fees. In the event that it is necessary for either Party to take legal action to enforce any of the terms, conditions or rights contained herein, or to defend any such action, then the prevailing Party in such action shall be entitled to recover from the other Party all reasonable attorneys fees, costs and expenses related to such legal action.

14.7	Severability. In the event that any portion of this Agreement is held invalid or unenforceable by a court of law, that provision will be construed and reformed to permit enforcement of the provision to the maximum extent permissible consistent with the Parties’ original intent, and if such construction is not possible, such provision shall be struck from this Agreement, and the remainder of the Agreement shall remain in full force and effect as if such provision had never been part of this Agreement.

14.8	Independent Contractors. For the purposes of this Agreement, the Parties hereto are independent contractors, and nothing in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint venturers. Except as provided expressly herein, each Party agrees that it shall have no authority to bind or obligate the other Party, nor shall any Party hold itself out as having such authority.

14.9	Force Majeure. Neither Party will be liable for failure or delay in performing any obligation under this Agreement, or will be considered in breach of this Agreement, if such failure or delay is due to a natural disaster or any cause reasonably beyond such Party’s control, provided that such Party resumes performance as soon as possible following the

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end of the event that caused such delay or failure of performance.

14.10	Assignment. Neither Party may assign this Agreement, or any obligation or right under this Agreement, in whole or in part, without the other Party’s prior written consent, which consent will not be unreasonably withheld. This Section shall not be construed in any way to limit Omeros’ rights to grant, at Omeros’ sole discretion, sublicenses hereunder. Affitech hereby consents to Omeros’ assignment of this Agreement in whole or in part to any successor in interest to Omeros as part of a merger, acquisition, other change of control or together with a sale, transfer or other conveyance of all or substantially all of that part of Omeros’ assets that pertain to this Agreement. Each Party’s obligations and rights under this Agreement will be binding upon and will inure to the benefit of the Parties’ permitted successors and assignees.

14.11	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be considered an original, and all of which will constitute the same instrument.
This Agreement is accepted and acknowledged by each Party through the signature of its authorized representative below:

AFFITECH AS		OMEROS CORPORATION

By:	/s/ Martin Welschof	By:	/s/ Gregory A. Demopulos
Name:	Martin Welschof, Ph.D.	Name:	Gregory A. Demopulos, M.D.

Title:	Chief Executive Officer	Title:	Chairman & CEO

Facsimile:	+47 22 95 83 58	Facsimile:	206 676 5005

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Exhibit A to
Omeros Corporation
AGREEMENT FOR ANTIBODY DEVELOPMENT SERVICES
Initial Research Plan
July 25, 2008

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Exhibit A (attached to Agreement for Antibody Discovery and Development)
July 25, 2008
Omeros-Affitech — Initial Research Plan
to Isolate Human Antibodies against MASP-2

1. Goal:	To generate high-affinity human antibodies specific for human MASP-2 with functional blocking activity, as evidenced by their ability to inhibit activation of the complement system through the lectin pathway.

2. Required functionality:	[†].

[†].

[†].

3. Required specificity profile:	[†].

[†].

4. Required cross-reactivity profiles:

[†].

[†].

5. Technical Considerations

5.1 [†].

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5.2 Reagents to be delivered to Affitech by Omeros:
     [†].
     [†].
     [†].
     [†].
     [†].
     [†].
5.3 Assays:
     Assays to be run at Affitech:
     [†].
     [†].
     [†].
     [†].
     [†].
     Assays to be run at Omeros:
     [†].
     [†].
     [†].
5.4 [†]:
     [†].
     [†].
     [†].
     [†].
5.5 [†]:

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     [†].
5.6 [†]:
     [†].
5.7 [†]:
     Affitech shall exert [†] to generate one or more of the [†].
     If Omeros elects to have Affitech complete optional [†].
5.8 [†]:
     [†].
     [†].
6. Deliverables:
     Milestone-I:     Following completion of [†].
     Milestone-II:    [†].
     If Omeros elects and directs Affitech in writing to have Affitech complete [†].
     Deliverable data and reagents: [†].
7. Timelines for Arriving at Specific Milestones at Affitech:
     Milestone I: [†].
     [†].
     Milestone II: [†].
     [†].
Summary Research Plan

Items	Main task	Sub tasks	Deliverables	Timeline
1	Protocol development.			[†]

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Items	Main task	Sub tasks	Deliverables	Timeline
2	[†]	[†]	[†]	[†]

3	[†]			[†]

4	[†]	[†]	[†]	[†]

5	[†]	[†]	[†]	[†]

6	[†]	[†]	[†]	[†]

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The above research plan is accepted and acknowledged by each Party through the signature of its authorized representative below, and is effective as of this 25th day of July, 2008.

AFFITECH AS		OMEROS CORPORATION

By:	/s/ Martin Welschof	By:	/s/ Gregory A. Demopulos

Name: Martin Welschof, Ph.D.		Name: Gregory A. Demopulos, M.D.

Title: Chief Executive Officer		Title: Chairman & CEO

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Exhibit B to
Omeros Corporation
AGREEMENT FOR ANTIBODY DEVELOPMENT SERVICES
[†]
[†]
[†]
[†]
[†]
[†]
[†]
[†]
[†]

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